                                                                EXHIBIT  d(1)(g)


                                 AMENDMENT NO. 6
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT


         This Amendment dated as of April 30, 2003, amends the Master Investment Advisory Agreement (the "Agreement"), dated June 1, 2000, between AIM Funds Group, a Delaware business trust, and A I M Advisors, Inc., a Delaware corporation.

                                   WITNESSETH:

         WHEREAS, the parties desire to amend the Agreement to reflect the name change of AIM Worldwide Spectrum Fund to AIM Global Value Fund;

         NOW, THEREFORE, the parties agree as follows;

         1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "APPENDIX A
                            FUNDS AND EFFECTIVE DATES


NAME OF FUND                                                  EFFECTIVE DATE OF ADVISORY AGREEMENT
------------                                                  ------------------------------------
AIM Balanced Fund                                                       June 1, 2000

AIM Basic Balanced Fund                                              September 28, 2001

AIM European Small Company Fund                                        August 30, 2000

AIM Global Utilities Fund                                               June 1, 2000

AIM Global Value Fund                                                 December 27, 2000

AIM International Emerging Growth Fund                                 August 30, 2000

AIM Mid Cap Basic Value Fund                                          December 27, 2001

AIM New Technology Fund                                                August 30, 2000

AIM Premier Equity Fund                                                 June 1, 2000

AIM Premier Equity II Fund                                             August 30, 2000

AIM Select Equity Fund                                                  June 1, 2000

AIM Small Cap Equity Fund                                              August 30, 2000

                                   APPENDIX B
                           COMPENSATION TO THE ADVISOR


         The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                                AIM BALANCED FUND

NET ASSETS                                                                                              ANNUAL RATE
----------                                                                                              -----------
First $150 million...................................................................................   0.75%
Over $150 million....................................................................................   0.50%

                             AIM BASIC BALANCED FUND

NET ASSETS                                                                                              ANNUAL RATE
----------                                                                                              -----------
First $1 billion.....................................................................................   0.65%
Next $4 billion......................................................................................   0.60%
Over $5 billion......................................................................................   0.55%

                         AIM EUROPEAN SMALL COMPANY FUND
                     AIM INTERNATIONAL EMERGING GROWTH FUND

NET ASSETS                                                                                              ANNUAL RATE
----------                                                                                              -----------
All Assets...........................................................................................   0.95%

                            AIM GLOBAL UTILITIES FUND

NET ASSETS                                                                                              ANNUAL RATE
----------                                                                                              -----------
First $200 million...................................................................................   0.60%
Next $300 million....................................................................................   0.50%
Next $500 million....................................................................................   0.40%
Over $1 billion......................................................................................   0.30%

                              AIM GLOBAL VALUE FUND

NET ASSETS                                                                                              ANNUAL RATE
----------                                                                                              -----------
First $1 billion.....................................................................................   0.85%
Over $1 billion......................................................................................   0.80%

                          AIM MID CAP BASIC VALUE FUND

NET ASSETS                                                                                              ANNUAL RATE
----------                                                                                              -----------
First $1 billion.....................................................................................   0.80%
Next $4 billion......................................................................................   0.75%
Over $5 billion......................................................................................   0.70%

                             AIM NEW TECHNOLOGY FUND

NET ASSETS                                                                                              ANNUAL RATE
----------                                                                                              -----------
All Assets...........................................................................................   1.00%

                             AIM PREMIER EQUITY FUND

NET ASSETS                                                                                              ANNUAL RATE
----------                                                                                              -----------
First $150 million...................................................................................   0.80%
Over $150 million....................................................................................   0.625%

                           AIM PREMIER EQUITY II FUND

NET ASSETS                                                                                              ANNUAL RATE
----------                                                                                              -----------
All Assets...........................................................................................   0.75%

                             AIM SELECT EQUITY FUND

NET ASSETS                                                                                              ANNUAL RATE
----------                                                                                              -----------
First $150 million...................................................................................   0.80%
Over $150 million....................................................................................   0.625%

                            AIM SMALL CAP EQUITY FUND

NET ASSETS                                                                                              ANNUAL RATE
----------                                                                                              -----------
All Assets...........................................................................................   0.85%"


         2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.


                                            AIM FUNDS GROUP


Attest: /s/ P. MICHELLE GRACE               By: /s/ ROBERT H. GRAHAM
       ---------------------------             ---------------------------------
       Assistant Secretary                     Robert H. Graham
                                               President


(SEAL)

                                            A I M ADVISORS, INC.


Attest: /s/ P. MICHELLE GRACE               By: /s/ MARK H. WILLIAMSON
       ---------------------------             ---------------------------------
       Assistant Secretary                     Mark H. Williamson
                                               President


(SEAL)